         COOPERATIVE BANKSHARES, INC. ANNOUNCES THIRD QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., August 17, 2005--Cooperative Bankshares, Inc. (NASDAQ:"COOP"), announced that on August 17, 2005 the Board of Directors declared the 2005 third quarter dividend of $0.05 per share. The dividend is payable on October 17, 2005, to stockholders of record October 1, 2005.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 20 offices in Eastern North Carolina.

                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181